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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of Zhone Technologies, Inc. of our report dated July 22, 1999, except as to Note 6 which is as of September 10, 1999, relating to the financial statements of Premisys Communications, Inc. and its subsidiaries, which report appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
October 16, 2000